                                                                    EXHIBIT 10.4


Mr. Scott G. Silk                                               January 15, 1999
30 Partridge Lane
Boxford, MA 01921


Dear Scott:

It is my pleasure to offer you the position of Sr. Vice President, Marketing and Business Development and Corporate Officer of Banyan Systems Incorporated ("Banyan" or "Company") reporting to me. The Executive Team and Board members at Banyan believe your expertise will contribute significantly to Banyan's ability to attain our goals and realize our full potential.

The following items comprise the details of the offer:

A.       Compensation

         The base salary will be $7,692.31 biweekly, or $200,000 annually.

B.       Executive Bonus

         You will be eligible to participate in an Executive Performance Bonus Plan that is targeted at an annualized rate of $75,000 at 100% achievement and prorated from your date of hire. You will also be eligible to earn up to an additional $25,000 in annual bonus payments upon achievement of goals which exceed the 100% performance levels. Payment of these bonuses will be based upon a combination of Company performance and your achievement of your individual objectives that will be discussed and defined with you during your first 60 days of employment.

C.       First Year Guarantee

         During your first year of employment you will be guaranteed 50% of your target bonus, i.e. $37,500 paid in equal quarterly installments of $9,375 and within 30 days of the quarter end. In the event of an involuntary separation during your first year of employment, you will receive your First Year Guarantee on a prorated basis as of the effective date of the termination. You must be employed for 30 days after the end of a quarter in order to receive that quarter's bonus payment.

Mr. Scott G. Silk                    Page 2                    January 15, 1999


D.       Stock

         Non-Qualified Stock Options - you will receive 150,000 total shares of
         ---------------------------
         Banyan non-qualified stock options in accordance with the applicable terms and conditions of Banyan's 1992 Stock Incentive Plan. These options will be priced at $12.00 per share and will vest in accordance with the following schedule:

         . 80,000 non-qualified stock options with a two (2) year vesting schedule (i.e. 40,000 shares will vest after one year of employment and 40,000 shares will vest after two years of employment) and

         . 70,000 non-qualified stock options with a four (4) year vesting schedule (i.e. 17,500 shares will vest after years one, two, three and four of employment).

         Incentive Stock Options - you will be eligible to participate in the
         -----------------------
         annual Executive stock program scheduled for April 2000 in the amount of 40,000 shares, subject to approval of the Executive stock program by the Board of Directors.

         In the event of a Change in Control, (defined below), 50% of your issued but unvested non-qualified and incentive stock options in a given vesting schedule will become fully vested and immediately available for exercise in accordance with the applicable terms and conditions of Banyan's 1992 Stock Incentive Plan.

E.       Benefits
         --------

         You will be eligible for group medical, dental, disability and life insurance through the Company. Coverage for you and your dependents will commence on your first day of employment, subject to any insurers' eligibility requirements and the payment of any applicable employee contributions.

F.       Protection in the Event of Termination
         ---------------------------------------

         If your employment is terminated by Banyan for any reason, except in the event of a Change in Control or For Cause, Banyan will provide you the following payments and benefits:

         . Banyan will pay you on a biweekly basis your base salary until you have obtained other employment to a maximum of six months from the effective date of your termination.

         .         Banyan will pay you all bonuses guaranteed in accordance
                    with the provisions outlined for base salary above.

Mr. Scott G. Silk                 Page 3                       January 15, 1999


         . Banyan will provide up to six months of continued medical and dental insurance for you and your family from the effective date of your termination, subject to the payment of any applicable employee contributions.

G.       Termination after a Change in Control
         -------------------------------------

         If your employment is terminated within 12 months following a Change in Control, you will receive 12 months of base annual salary plus your annual bonus at the 100% performance level per your Executive bonus plan in effect at the time of termination.

H.       Other
         -----

         You will receive individual term life insurance equal to five (5) times your annual base salary at no cost to you, subject to any insurer's eligibility requirements.

For purposes of this letter, the following terms shall have the following respective meanings:

         (1) Termination of employment for cause ("For Cause") shall mean termination by reason of

              (a) any act or omission involving dishonesty, gross negligence or serious misconduct, or (b) your conviction of, or the entry of a pleading guilty or nolo contendere by you to, any crime involving sexual harassment or any felony.

              Termination of employment For Cause will be presented in writing, accompanied by a written statement of reasons. A process of binding arbitration will resolve disagreements.

              (2) A change in control ("Change in Control") of the Company shall be deemed to occur if and only if (a) any person or entity (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company is substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities (b) a merger or consolidation of the Company following which the voting securities of the Company outstanding immediately prior thereto do not continue to represent more than 50% of the combined voting power of the voting securities of the Company or the entity outstanding immediately after such merger or consolidation, or (c) a sale of all or substantially all of the assets of the Company.

Mr. Scott G. Silk                 Page 4                       January 15, 1999


I.       Contract Term
         -------------

         This contract is valid for the duration of your employment subject to a 60-day notice period of cancellation by either party.


Please confirm your acceptance of this offer for employment by signing this letter and providing your start date where indicated below, and by signing the enclosed Employee Patent and Confidential Information Agreement. Please return both documents to me at your earliest convenience.

In addition, you will be required to provide proof of eligibility to work in the United States per federal legislation. A listing of required documentation (Form I-9) is also enclosed.

Scott, I look forward with great expectation to you joining our team and leading Banyan's Marketing and Business Development effort. I am confident you will be highly successful.


                                         Sincerely,




                                         /s/ William P. Ferry
                                         ---------------------------
                                         William P. Ferry
                                         Chairman and
                                         Chief Executive Officer



cc:      Anthony J. Bellantuoni, Vice President of Human Resources

Attachments:  Employee Patent and Confidential Information Agreement
              Form I-9


Accepted:



/s/ Scott G. Silk                                     February 1, 1999
-----------------                                     ----------------
Scott G. Silk                                            start date